UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capitol Series Trust
(Exact name of registrant as specified in its charter)

Ohio	See Below
(State of incorporation)	(I.R.S. Employer Identification No.)

225 Pictoria Drive Suite 450 Cincinnati OH	45246
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Hull Tactical US ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-191495.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, Hull Tactical US ETF, a series of Capitol Series Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 151 to the Registrant’s registration statement on Form N-1A, filed with the U.S. Securities and Exchange Commission on February 27, 2024 via EDGAR (Accession No. 0001580642-24-001164). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Company to which this filing relates and the associated I.R.S. Employer Identification Numbers is as follows:

Series Name	EIN
Hull Tactical US ETF	46-5568110

 ITEM 2. EXHIBITS

1.	Amended and Restated Agreement and Declaration of Trust (“Trust Instrument”) dated November 18, 2021 as filed with the State of Ohio – (Exhibit 28(a)(18) incorporated herein by reference as filed to Registrant’s Post-Effective Amendment No. 121 on December 22, 2021.)
2.	By-Laws adopted as of September 18, 2013 (Exhibit 28(b)(1) incorporated herein by reference as filed to Registrant’s Initial Registration Statement on Form N-1A on October 1, 2013.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Cincinnati and the State of Ohio on the 10th day of January 2025.

CAPITOL SERIES TRUST

By: /s/ Tiffany R. Franklin
Name: Tiffany R. Franklin
Title: Secretary